NEWS RELEASE

For Immediate Release

June 29, 2005

For Further Information Contact:

Charles R. Hageboeck, President & CEO

(304) 769-1102

City Holding Company Announces Approval of Stock Repurchase Plan and Third Quarter Dividend

Charleston, West Virginia -- City Holding Company, "the Company" (NASDAQ:CHCO), a $2.5 billion bank holding company headquartered in Charleston, today announced that the board authorized the Company to buy back up to 1,000,000 of its common shares (approximately 5% of outstanding shares) in open market transactions, in block trades or otherwise at prices that are accretive to the earnings per share of continuing shareholders. Management may commence or suspend purchases at any time or from time-to-time based on market and business conditions and without prior notice. No time limit has been placed on the duration of the share repurchase program. As part of its authorization, the Company rescinded the previous share repurchase plan approved in June 2002. As of June 29, 2005, the Company had re-purchased 755,216 shares under the June 2002 Stock Repurchase Plan.

"As of May 31, 2005, the Company was very well capitalized. Capital continues to grow due to our exceptional earnings. As a result, we view this repurchase plan as part of an ongoing strategy to build value for our stockholders while maintaining appropriate capital levels," stated Charles R. Hageboeck, President & CEO. The Company currently has 17,975,250 outstanding common shares. Repurchase of the Company's stock is subject to availability of the stock and may be discontinued at any time.

Also, the Board of Directors approved a cash dividend of 25 cents per share on the Company's common shares payable on July 31, 2005 to shareholders of record July 15, 2005.

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services.

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality, or conversely, the Company may incur less, or even negative, loan loss provision due to positive credit quality trends in the future; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the per share market price of the Company stock may fluctuate up or down due to a variety of reasons including the matters set forth herein; (4)Company may experience increases in the default rates on previously securitized loans causing the yields on these assets to decline; (5) the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers; (7) the Company may be unable to manage its expense levels; (8) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (9) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (10) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company's operating results; and (11) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.